Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

March 31, 2020

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
March 31, 2020
(unaudited)

TABLE OF CONTENTS
Page
Press Release
First Quarter 2020 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	10

Consolidated Financial Statements
Consolidated Balance Sheets	11
Consolidated Statements of Income	12

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	13
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	14
Funds from Operations	15
Market Capitalization, Debt Ratios and Liquidity	16
Additional Disclosures	17

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	18
Leasing Activity	19
Retail Portfolio Lease Expiration Schedules	20

Property Data
Property Status Report	22
Property Acquisitions and Dispositions	25
Development, Redevelopment and Anchor Repositioning Projects	26

Debt Schedules
Debt Summary	28
Mortgage Debt Summary	29
Debt Maturity Schedule	30

Business Update
COVID-19	31

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports First Quarter 2020 Results

NEW YORK, NY, April 29, 2020 - Urban Edge Properties (NYSE: UE) (the "Company") today announced its results for the quarter ended March 31, 2020.
"As the situation related to the COVID-19 pandemic continues to rapidly evolve, our focus remains on the health and safety of our employees, our tenants, the communities in which we operate, and UE’s stakeholders,” said Jeff Olson, Chairman and Chief Executive Officer. “We thank everyone who is on the frontlines and performing essential work during this challenging time. We also appreciate the outstanding dedication and effort of our entire team in all they are doing, both for UE and for our local communities."
"Looking ahead, our strong balance sheet, significant liquidity of $1 billion and low leverage structure consisting of single asset, non-recourse mortgages on only 32 of our 78 properties position us well to weather the disruption in our sector. We have a strong and diversified tenant base that is anchored by high-volume, value and essential retailers. Our experienced management team is cycle-tested, having been through many downturns, and is tackling the challenges in front of us, while taking prudent steps to preserve liquidity, reduce expenses and best position the Company for the long term," Mr. Olson concluded.
Financial Results(1)(2)

•	Generated net income of $51.3 million, or $0.40 per diluted share, for the first quarter of 2020 compared to net income of $27.9 million, or $0.22 per diluted share, for the first quarter of 2019.

•
Generated Funds from Operations applicable to diluted common shareholders ("FFO") of $34.8 million, or $0.27 per share, for the quarter compared to $36.5 million, or $0.29 per share, for the first quarter of 2019.

•	Generated FFO as Adjusted of $34.9 million, or $0.28 per share, for the quarter compared to $37.1 million, or $0.29 per share, for the first quarter of 2019.
Operating Results(1)(3)

•
Reported a decline of 0.7% in same-property cash Net Operating Income ("NOI") including properties in redevelopment compared to the first quarter of 2019. This metric was negatively impacted by 230 basis points due to an increase in bad debt expense.

•
Reported a decline of 1.1% in same-property cash NOI excluding properties in redevelopment compared to the first quarter of 2019. This metric was negatively impacted by 240 basis points due to an increase in bad debt expense.

•	Reported same-property portfolio occupancy of 93.4%, an increase of 30 basis points compared to December 31, 2019 and a decrease of 100 basis points compared to March 31, 2019.

•	Reported consolidated portfolio occupancy of 92.8%, a decrease of 10 basis points compared to December 31, 2019 and a decrease of 110 basis points compared to March 31, 2019.

•
Executed 34 new leases, renewals and options totaling 588,000 square feet ("sf") during the quarter. Same-space leases totaled 586,000 sf and generated average rent spreads of 19.1% on a GAAP basis and 9.2% on a cash basis.

Balance Sheet and Liquidity(1)(4)(5)(6)
The Company maintains one of the strongest and most liquid balance sheets in the sector. The Company has $643 million of cash on hand and 46 unencumbered properties that generated approximately $20 million of NOI in the first quarter, providing significant liquidity to navigate the evolving market environment. In addition, other than its line of credit, the Company’s outstanding indebtedness is made up entirely of 32 separate non-recourse mortgages aggregating $1.6 billion which provide flexibility on an asset-by-asset basis.

Balance sheet highlights as of March 31, 2020, include:

•	Total liquidity of approximately $1 billion, comprising $643 million of cash on hand and $350 million available under our revolving credit agreement.

•	In March, the Company drew $250 million on its $600 million revolving credit facility, which does not expire until 2024.

•	Net debt to Adjusted Earnings before interest, tax, depreciation and amortization for real estate ("EBITDAre") of 5.9x.

•	Total market capitalization of approximately $3.0 billion, comprised of 122.9 million fully-diluted common shares valued at $1.1 billion and $1.9 billion of debt.

•	Net debt to total market capitalization of 42%.

Development and Redevelopment
During the quarter, the Company executed a lease with ShopRite at Huntington Commons and leases with Bed Bath & Beyond and buybuy Baby at Plaza at Woodbridge.
The Company has $52.8 million of active redevelopment projects under way, of which $16 million remains to be funded. These projects are expected to generate an 8% unleveraged yield.
The Company’s previously communicated plan to spend approximately $100 to $125 million annually over the next three years on redevelopment initiatives is being reevaluated. The Company is under no obligation to execute and fund any of the projects currently identified in its redevelopment pipeline. The Company has updated many of its active project stabilization dates to reflect the impact of the COVID-19 outbreak on its contractors, tenants and vendors.

Acquisition and Disposition Activity
In February, the Company acquired Kingswood Center and Kingswood Crossing for $165 million. The properties are located along Kings Highway in the Midwood neighborhood of Brooklyn, NY. The properties encompass more than 335,000 sf, including 106,000 sf of retail space anchored by leading retailers including TJ Maxx, Target and Marshalls, and 133,000 sf of Class A office space. The retail space is 100% occupied and the office space is 65% occupied. The properties include over 250 below grade parking spaces, across 98,000 sf, and the potential to add up to 60,000 sf of office or residential development. As part of the acquisitions, the Company assumed a $65.5 million mortgage that matures in 2028.
During the quarter, the Company sold three non-core properties for $61 million. The weighted average cap rate on properties sold during the quarter was approximately 7.6%.
Proceeds from the dispositions, in addition to proceeds generated from some of the Company’s non-core asset sales in 2019, were used to acquire Kingswood Center and Kingswood Crossing via 1031 exchanges and allowed for the deferral of capital gains resulting from these sales.

Financing and Investing Activities
During the quarter, the Company’s Board of Trustees authorized a share repurchase program for up to $200 million of the Company’s common shares. Total purchases made under the program to date aggregate 5.9 million common shares at a weighted average share price of $9.22 for a total of $54.1 million.

Dividend Policy
As a result of COVID-19 and the future uncertainties it has generated, the Company has temporarily suspended quarterly dividend distributions. The Company’s Board of Trustees will continue to monitor the Company’s financial performance and economic outlook and, at a later date, intends to reinstate a regular quarterly dividend of at least the amount required to continue qualifying as a REIT for US federal income tax purposes.

COVID-19 Business Update
As of April 27, 2020, the Company has collected 56% of April 2020 base rents and monthly tenant expense reimbursements and 55% of the portfolio’s gross leasable area (46% as measured by annualized base rent ("ABR")) remained open for business. The Company has evaluated all of the tenant categories that comprise total ABR and believes that approximately 42% is derived from essential businesses. Additional information related to the COVID-19 outbreak is included in this quarterly supplemental disclosure package beginning on page 31.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail.
(2) Refer to page 5 for a reconciliation of net income to FFO and FFO as Adjusted for the quarter ended March 31, 2020.
(3) Refer to page 6 for a reconciliation of net income to Cash NOI and Same-Property Cash NOI for the quarter ended March 31, 2020.
(4) Refer to page 7 for a reconciliation of net income to EBITDAre and annualized Adjusted EBITDAre for the quarter ended March 31, 2020.
(5) Net debt as of March 31, 2020 is calculated as total consolidated debt of $1.9 billion less total cash and cash equivalents, including restricted cash, of $642.6 million.
(6) Refer to page 16 for the calculation of market capitalization as of March 31, 2020.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:

•
FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular real estate investment trusts ("REITs"). FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminishes predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.

•
FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

•
Cash NOI: The Company uses cash NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes cash NOI is useful to investors as a performance measure because, when compared across periods, cash NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates cash NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for non-cash rental income and expense, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses cash NOI margin, calculated as cash NOI divided by total revenue, which the Company believes is useful to investors for similar reasons.

•
Same-property Cash NOI: The Company provides disclosure of cash NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared, which total 73 properties for the quarters ended March 31, 2020 and 2019. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired or sold during the periods being compared. As such, same-property cash NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of cash NOI on a same-property basis adjusted to include redevelopment properties. Same-property cash NOI may include other adjustments as detailed in the Reconciliation of Net Income to cash NOI and same-property cash NOI included in the tables accompanying this press release.

•
EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of March 31, 2020, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre is consistent with EBITDA and Adjusted EBITDA as presented in prior periods.

The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics

The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties.

Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and include leases signed, but for which rent has not yet commenced. Same-property portfolio occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared, which total 73 properties for the quarters ended March 31, 2020 and 2019. Occupancy metrics presented for the Company's same-property portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold during the periods being compared.

Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the quarters ended March 31, 2020 and 2019, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of FFO and FFO as Adjusted.

	Quarter Ended March 31,
	2020	2019
Net income	$51,288	$27,892
Less net income attributable to noncontrolling interests in:
Operating partnership	(2,308)	(2,355)
Consolidated subsidiaries	—	—
Net income attributable to common shareholders	48,980	25,537
Adjustments:
Rental property depreciation and amortization	23,281	21,623
Gain on sale of real estate	(39,775)	(16,953)
Real estate impairment loss	—	3,958
Limited partnership interests in operating partnership	2,308	2,355
FFO Applicable to diluted common shareholders	34,794	36,520
FFO per diluted common share(1)	0.27	0.29
Adjustments to FFO:
Transaction, severance and other expenses	126	248
Executive transition costs	—	375
Tenant bankruptcy settlement income	—	(27)
FFO as Adjusted applicable to diluted common shareholders	$34,920	$37,116
FFO as Adjusted per diluted common share(1)	$0.28	$0.29

Weighted Average diluted common shares(1)	126,756	126,504
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the quarter ended March 31, 2020 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.

Reconciliation of Net Income to Cash NOI and Same-Property Cash NOI

The following table reflects the reconciliation of net income to cash NOI, same-property cash NOI and same-property cash NOI including properties in redevelopment for the quarters ended March 31, 2020 and 2019, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of cash NOI and same-property cash NOI.

	Quarter Ended March 31,
(Amounts in thousands)	2020	2019
Net income	$51,288	$27,892
Management and development fee income from non-owned properties	(314)	(352)
Other expense	255	230
Depreciation and amortization	23,471	21,830
General and administrative expense	9,847	10,580
Casualty and impairment loss(1)	—	3,958
Gain on sale of real estate	(39,775)	(16,953)
Interest income	(1,683)	(2,506)
Interest and debt expense	17,175	16,536
Income tax expense	100	202
Non-cash revenue and expenses	(2,695)	(2,074)
Cash NOI	57,669	59,343
Adjustments:
Non-same property cash NOI(2)	(3,113)	(4,183)
Tenant bankruptcy settlement income and lease termination income	(3)	(27)
Same-property cash NOI	$54,553	$55,133
Cash NOI related to properties being redeveloped	696	524
Same-property cash NOI including properties in redevelopment	$55,249	$55,657
(1) The quarter ended March 31, 2019 reflects a real estate impairment charge recognized on our property in Westfield, NJ.
(2) Non-same property cash NOI includes cash NOI related to properties being redeveloped and properties acquired or disposed in the period.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the quarters ended March 31, 2020 and 2019, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of EBITDAre and Adjusted EBITDAre.

	Quarter Ended March 31,
(Amounts in thousands)	2020	2019
Net income	$51,288	$27,892
Depreciation and amortization	23,471	21,830
Interest and debt expense	17,175	16,536
Income tax expense	100	202
Gain on sale of real estate	(39,775)	(16,953)
Real estate impairment loss	—	3,958
EBITDAre	52,259	53,465
Adjustments for Adjusted EBITDAre:
Transaction, severance and other expenses	126	248
Executive transition costs	—	375
Tenant bankruptcy settlement income	—	(27)
Adjusted EBITDAre	$52,385	$54,061

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports.

ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the New York metropolitan region. Urban Edge owns 78 properties totaling 15.1 million square feet of gross leasable area.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this Press Release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our actual future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic, including (a) the effectiveness or lack of effectiveness of governmental relief in providing assistance to large and small businesses, particularly our retail tenants, that have suffered significant declines in revenues as a result of mandatory business shut-downs, “shelter-in-place” or “stay-at-home” orders and social distancing practices, as well as to individuals adversely impacted by the COVID-19 pandemic, (b) the duration of any such orders or other formal recommendations for social distancing and the speed and extent to which revenues of our retail tenants recover following the lifting of any such orders or recommendations, (c) the potential impact of any such events on the obligations of the Company’s tenants to make rent and other payments or honor other commitments under existing leases, (d) the potential adverse impact on returns from redevelopment projects, and (e) the broader impact of the severe economic contraction and increase in unemployment that has occurred in the short term and negative consequences that will occur if these trends are not quickly reversed; (ii) the loss or bankruptcy of major tenants, particularly in light of the adverse impact to the financial health of many retailers that has occurred and continues to occur as a result of the COVID-19 pandemic; (iii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant, particularly, in light of the adverse impact to the financial health of many retailers that has occurred and continues to occur as a result of the COVID-19 pandemic and the significant uncertainty as to when and the conditions under which potential tenants will be able to operate physical retail locations in future; (iv) the impact of e-commerce on our tenants’ business; (v) macroeconomic conditions, such as a disruption of, or lack of access to the capital markets, as well as the recent significant decline in the Company’s share price from prices prior to the spread of the COVID-19 pandemic; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of LIBOR after 2021; (ix) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results in the second quarter of 2020 or future quarters; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; and (xv) the loss of key executives. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2019 and the other documents filed by the Company with the Securities and Exchange Commission.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
As of March 31, 2020

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited information. This Supplemental Disclosure Package should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. The results of operations of any property acquired are included in the Company's financial statements since the date of acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward-Looking Statements
For additional information regarding non-GAAP financial measures and forward-looking statements, please see pages 3 and 8 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the quarter ended March 31, 2020 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

	Quarter ended
Summary Financial Results	March 31, 2020
Total revenue	$93,360
General & administrative expenses (G&A)	$9,847
Net income attributable to common shareholders	$48,980
Earnings per diluted share	$0.40
Adjusted EBITDAre(7)	$52,385
Funds from operations (FFO)	$34,794
FFO per diluted common share	$0.27
FFO as Adjusted	$34,920
FFO as Adjusted per diluted common share	$0.28
Total dividends paid per share	$0.22
Stock closing price low-high range (NYSE)	$7.28 to $19.82
Weighted average diluted shares used in EPS computations(1)	121,051
Weighted average diluted common shares used in FFO computations(1)	126,756

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	78 / 77
Gross leasable area (GLA) sf - retail portfolio(3)(5)	14,178,000
Weighted average annual rent psf - retail portfolio(3)(5)	$19.66
Consolidated occupancy at end of period	92.8%
Consolidated retail portfolio occupancy at end of period(5)	92.3%
Same-property portfolio occupancy at end of period(2)	93.4%
Same-property portfolio physical occupancy at end of period(4)(2)	92.1%
Same-property cash NOI growth(2)	(1.1)%
Same-property cash NOI growth, including redevelopment properties	(0.7)%
Cash NOI margin - total portfolio	64.0%
Expense recovery ratio - total portfolio	93.6%
New, renewal and option rent spread - cash basis(8)	9.2%
New, renewal and option rent spread - GAAP basis(8)	19.1%
Net debt to total market capitalization(6)	41.7%
Net debt to Adjusted EBITDAre(6)	5.9	x
Adjusted EBITDAre to interest expense(7)	3.2	x
Adjusted EBITDAre to fixed charges(7)	2.9	x

(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the quarter ended March 31, 2020 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares. The computation of weighted average shares reflects 4.5 million of shares repurchased during the quarter.
(2) The same-property pool for both cash NOI and occupancy includes properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the GLA is taken out of service and also excludes properties acquired or sold during the periods being compared.
(3) GLA - retail portfolio excludes 943,000 square feet of warehouses and 133,000 square feet of self-storage. The weighted average annual rent per square foot for our retail portfolio and warehouses was $18.72.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls and excludes warehouses and self-storage.
(6) See computation for the quarter ended March 31, 2020 on page 16. Adjusted EBITDAre is annualized for purposes of calculating net debt to Adjusted EBITDAre.
(7) See computation on page 14.
(8) See computation on page 19.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of March 31, 2020 (unaudited) and December 31, 2019
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2020	2019
ASSETS
Real estate, at cost:
Land	$529,809	$515,621
Buildings and improvements	2,336,405	2,197,076
Construction in progress	28,629	28,522
Furniture, fixtures and equipment	7,016	7,566
Total	2,901,859	2,748,785
Accumulated depreciation and amortization	(686,139)	(671,946)
Real estate, net	2,215,720	2,076,839
Right-of-use assets	79,962	81,768
Cash and cash equivalents	622,667	432,954
Restricted cash	19,976	52,182
Tenant and other receivables	19,006	21,565
Receivable arising from the straight-lining of rents	74,348	73,878
Identified intangible assets, net of accumulated amortization of $32,359 and $30,942, respectively	59,810	48,121
Deferred leasing costs, net of accumulated amortization of $16,291 and $16,560, respectively	21,105	21,474
Deferred financing costs, net of accumulated amortization of $4,008 and $3,765, respectively	3,634	3,877
Prepaid expenses and other assets	27,372	33,700
Total assets	$3,143,600	$2,846,358

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,616,853	$1,546,195
Unsecured credit facility borrowings	250,000	—
Lease liabilities	78,334	79,913
Accounts payable, accrued expenses and other liabilities	69,350	76,644
Identified intangible liabilities, net of accumulated amortization of $65,074 and $62,610, respectively	130,840	128,830
Total liabilities	2,145,377	1,831,582
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 117,956,031 and 121,370,125 shares issued and outstanding, respectively	1,179	1,213
Additional paid-in capital	986,489	1,019,149
Accumulated deficit	(30,243)	(52,546)
Noncontrolling interests:
Operating partnership	40,374	46,536
Consolidated subsidiaries	424	424
Total equity	998,223	1,014,776
Total liabilities and equity	$3,143,600	$2,846,358

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the quarters ended March 31, 2020 and 2019 (unaudited)
(in thousands, except share and per share amounts)

	Quarter Ended March 31,
	2020	2019
REVENUE
Rental revenue	$93,000	$97,308
Management and development fees	314	352
Other income	46	72
Total revenue	93,360	97,732
EXPENSES
Depreciation and amortization	23,471	21,830
Real estate taxes	14,966	15,477
Property operating	14,537	17,061
General and administrative	9,847	10,580
Casualty and impairment loss	—	3,958
Lease expense	3,434	3,655
Total expenses	66,255	72,561
Gain on sale of real estate	39,775	16,953
Interest income	1,683	2,506
Interest and debt expense	(17,175)	(16,536)
Income before income taxes	51,388	28,094
Income tax expense	(100)	(202)
Net income	51,288	27,892
Less net income attributable to noncontrolling interests in:
Operating partnership	(2,308)	(2,355)
Consolidated subsidiaries	—	—
Net income attributable to common shareholders	$48,980	$25,537

Earnings per common share - Basic:	$0.40	$0.22
Earnings per common share - Diluted:	$0.40	$0.22
Weighted average shares outstanding - Basic	120,966	116,274
Weighted average shares outstanding - Diluted	121,051	126,504

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the quarters ended March 31, 2020 and 2019
(in thousands)

	Quarter Ended March 31,		Percent Change
	2020	2019
Total cash NOI(1)
Total revenue	$90,113	$94,978	(5.1)%
Total property operating expenses	(32,444)	(35,635)	(9.0)%
Cash NOI - total portfolio	$57,669	$59,343	(2.8)%

Cash NOI margin (Cash NOI / Total revenue)	64.0%	62.5%

Same-property cash NOI(1)
Property rentals	$63,583	$62,515
Tenant expense reimbursements	23,829	25,702
Bad debt expense	(1,315)	10
Total revenue	86,097	88,227
Real estate taxes	(14,631)	(14,373)
Property operating	(13,891)	(15,815)
Lease expense	(3,022)	(2,906)
Total property operating expenses	(31,544)	(33,094)
Same-property cash NOI(1)	$54,553	$55,133	(1.1)%

Cash NOI related to properties being redeveloped	$696	$524
Same-property cash NOI including properties in redevelopment(1)	$55,249	$55,657	(0.7)%

Same-property physical occupancy	92.1%	93.5%
Same-property leased occupancy	93.4%	94.4%
Number of properties included in same-property analysis	73

(1) Refer to page 6 for a reconciliation of net income to cash NOI and same-property cash NOI.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION for REAL ESTATE (EBITDAre)
For the quarters ended March 31, 2020 and 2019
(in thousands)

	Quarter Ended March 31,
	2020		2019
Net income	$51,288		$27,892
Depreciation and amortization	23,471		21,830
Interest expense	16,469		15,816
Amortization of deferred financing costs	706		720
Income tax expense	100		202
Gain on sale of real estate	(39,775)		(16,953)
Real estate impairment loss	—		3,958
EBITDAre	52,259		53,465
Adjustments for Adjusted EBITDAre:
Transaction, severance and other expenses	126		248
Executive transition costs	—		375
Tenant bankruptcy settlement income	—		(27)
Adjusted EBITDAre	$52,385		$54,061

Interest expense	$16,469		$15,816

Adjusted EBITDAre to interest expense	3.2	x	3.4	x

Fixed charges
Interest expense	$16,469		$15,816
Scheduled principal amortization	1,828		1,144
Total fixed charges	$18,297		$16,960

Adjusted EBITDAre to fixed charges	2.9	x	3.2	x

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the quarters ended March 31, 2020
(in thousands, except per share amounts)

	Quarter Ended March 31, 2020
	(in thousands)	(per share)(2)
Net income	$51,288	$0.40
Less net income attributable to noncontrolling interests in:
Operating partnership	(2,308)	(0.02)
Consolidated subsidiaries	—	—
Net income attributable to common shareholders	48,980	0.38
Adjustments:
Rental property depreciation and amortization	23,281	0.18
Real estate impairment loss	—	—
Gain on sale of real estate	(39,775)	(0.31)
Limited partnership interests in operating partnership(1)	2,308	0.02
FFO applicable to diluted common shareholders	34,794	0.27

Transaction, severance and other expenses	126	—
FFO as Adjusted applicable to diluted common shareholders	$34,920	$0.28

Weighted average diluted shares used to calculate EPS	121,051
Assumed conversion of OP and LTIP Units to common shares	5,705
Weighted average diluted common shares - FFO	126,756
(1) Represents earnings allocated to LTIP and OP unitholders for unissued common shares, which have been excluded for purposes of calculating earnings per diluted share for the periods presented because they are anti-dilutive.
(2) Individual items may not add up due to total rounding.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of March 31, 2020
(in thousands, except share amounts)

	March 31, 2020
Closing market price of common shares	$8.81

Basic common shares	117,956,031
OP and LTIP units	4,971,944
Diluted common shares	122,927,975

Equity market capitalization	$1,082,995

Total consolidated debt(1)	$1,876,443
Cash and cash equivalents including restricted cash	(642,643)
Net debt	$1,233,800

Net Debt to annualized Adjusted EBITDAre	5.9	x

Total consolidated debt(1)	$1,876,443
Equity market capitalization	1,082,995
Total market capitalization	$2,959,438

Net debt to total market capitalization at applicable market price	41.7%

Cash and cash equivalents including restricted cash	$642,643
Available under unsecured credit facility	350,000
Total liquidity	$992,643

(1) Total consolidated debt excludes unamortized debt issuance costs of $9.6 million.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Quarter Ended March 31,
	2020	2019
Rental revenue:
Property rentals	$69,290	$69,534
Tenant expense reimbursements	25,134	28,259
Bad debt expense	(1,424)	(485)
Total rental revenue	$93,000	$97,308

Certain non-cash items:
Straight-line rental income(1)	$674	$330
Amortization of below-market lease intangibles, net(1)	2,249	2,360
Lease expense GAAP adjustments(2)	(228)	(307)
Reserves on receivables from straight-line rents(5)	—	(308)
Amortization of deferred financing costs(4)	(706)	(720)
Capitalized interest(4)	125	565
Share-based compensation expense(3)	(3,248)	(3,664)

Capital expenditures: (6)
Development and redevelopment costs	$4,188	$21,068
Maintenance capital expenditures	1,469	3,137
Leasing commissions	273	591
Tenant improvements and allowances	881	2,413
Total capital expenditures	$6,811	$27,209

	March 31, 2020	December 31, 2019
Accounts payable, accrued expenses and other liabilities:
Deferred tenant revenue	$20,571	$26,224
Accrued interest payable	10,202	9,729
Accrued capital expenditures and leasing costs	7,470	7,893
Security deposits	6,192	5,814
Deferred tax liability, net	5,183	5,137
Accrued payroll expenses	2,996	5,851
Other liabilities and accrued expenses	16,736	15,996
Total accounts payable and accrued expenses	$69,350	$76,644

(1) Amounts included in the financial statement line item "Rental revenue" in the consolidated statements of income.
(2) GAAP adjustments consist of amortization of below-market ground lease intangibles and straight-line lease expense. Amounts are included in the financial statement line item "Lease expense" in the consolidated statements of income.
(3) Amounts included in the financial statement line item "General and administrative" in the consolidated statements of income.
(4) Amounts included in the financial statement line item "Interest and debt expense" in the consolidated statements of income.
(5) Amount included in the financial statement line item "Rental revenue" for the quarter ended March 31, 2019.
(6) Amounts presented on a cash basis. Amounts for the quarter ended March 31, 2019 have been reclassified to conform with current period presentation.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of March 31, 2020

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent ("ABR")	% of total ABR	Weighted average ABR per square foot	Average remaining term of ABR(1)
The Home Depot, Inc.	6	808,926	5.4%	$14,813,946	5.6%	$18.31	15.4
The TJX Companies, Inc.(2)	21	688,219	4.6%	13,808,775	5.2%	20.06	5.2
Lowe's Companies, Inc.	6	976,415	6.5%	8,575,004	3.3%	8.78	7.5
Best Buy Co., Inc.	8	359,476	2.4%	7,763,921	2.9%	21.60	5.3
Walmart Inc.	5	727,376	4.8%	7,650,309	2.9%	10.52	8.2
Burlington Stores, Inc.	7	415,828	2.8%	7,163,233	2.7%	17.23	8.8
Ahold Delhaize(3)	7	509,634	3.4%	7,082,120	2.7%	13.90	7.1
Kohl's Corporation	7	633,345	4.2%	6,528,542	2.5%	10.31	4.2
PetSmart, Inc.	11	256,733	1.7%	6,363,255	2.4%	24.79	4.2
BJ's Wholesale Club	4	454,297	3.0%	5,771,563	2.2%	12.70	8.1
Target Corporation	3	335,937	2.2%	5,290,952	2.0%	15.75	12.6
Wakefern (ShopRite)	4	296,018	2.0%	5,241,942	2.0%	17.71	12.2
LA Fitness International LLC	5	245,266	1.6%	4,275,983	1.6%	17.43	8.3
The Gap, Inc.(4)	10	151,239	1.0%	4,202,204	1.6%	27.79	2.9
Staples, Inc.	9	186,030	1.2%	4,134,032	1.6%	22.22	2.9
Whole Foods Market, Inc.	2	100,682	0.7%	3,759,050	1.4%	37.34	10.7
Century 21	1	156,649	1.0%	3,394,181	1.3%	21.67	6.8
Sears Holdings Corporation(5)	2	321,917	2.1%	3,313,959	1.3%	10.29	25.1
Bob's Discount Furniture	4	170,931	1.1%	3,222,108	1.2%	18.85	6.3
24 Hour Fitness	1	53,750	0.4%	2,564,520	1.0%	47.71	11.8
URBN (Anthropologie)	1	31,450	0.2%	2,201,500	0.8%	70.00	8.5
Bed Bath & Beyond Inc.(6)	5	149,879	1.0%	2,098,009	0.8%	14.00	3.2
Raymour & Flanigan	3	179,370	1.2%	2,029,599	0.8%	11.32	8.5
Dick's Sporting Goods, Inc.	2	100,695	0.7%	1,941,672	0.7%	19.28	3.8
Hudson's Bay Company (Saks)	2	59,143	0.4%	1,921,776	0.7%	32.49	3.5

Total/Weighted Average	136	8,369,205	55.6%	$135,112,155	51.2%	$16.14	8.3

(1) In years excluding tenant renewal options. The weighted average is based on ABR.
(2) Includes Marshalls (14), T.J. Maxx (4), HomeGoods (2) and Homesense (1).
(3) Includes Stop & Shop (6) and Giant Food (1).
(4) Includes Old Navy (7), Gap (2) and Banana Republic (1).
(5) Includes Kmart (2).
(6) Includes Harmon Face Values (3) and Bed Bath & Beyond (2).

Note: Amounts shown in the table above include all retail properties including those in redevelopment on a cash basis other than tenants in free rent periods which are shown at their initial cash rent.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the quarter ended March 31, 2020

	Quarter Ended March 31, 2020
	GAAP(2)	Cash(1)
New leases
Number of new leases executed	9	9
Total square feet	133,674	133,674
Number of same space leases	8	8
Same space square feet	131,332	131,332
Prior rent per square foot	$15.58	$16.57
New rent per square foot	$21.37	$19.79
Same space weighted average lease term (years)	15.4	15.4
Same space TIs per square foot	N/A	$61.66
Rent spread	37.2%	19.4%

Renewals & Options
Number of leases executed	25	25
Total square feet	454,543	454,543
Number of same space leases	25	25
Same space square feet	454,543	454,543
Prior rent per square foot	$12.81	$13.25
New rent per square foot	$14.43	$13.99
Same space weighted average lease term (years)	7.4	7.4
Same space TIs per square foot	N/A	$—
Rent spread	12.6%	5.6%

Total New Leases and Renewals & Options
Number of leases executed	34	34
Total square feet	588,217	588,217
Number of same space leases	33	33
Same space square feet	585,875	585,875
Prior rent per square foot	$13.43	$14.00
New rent per square foot	$15.99	$15.29
Same space weighted average lease term (years)	9.2	9.2
Same space TIs per square foot	N/A	$13.82
Rent spread	19.1%	9.2%
(1) Rents are not calculated on a straight-line (GAAP) basis. Previous/expiring rent is the rent at expiry and includes any percentage rent paid. New rent is the rent paid at commencement.
(2) Rents are calculated on a straight-line (GAAP) basis.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of March 31, 2020

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	2	29,000	0.2%	$7.94	28	68,000	2.9%	$45.62	30	97,000	0.7%	$34.36
2020	8	187,000	1.6%	20.65	59	145,000	6.3%	37.84	67	332,000	2.3%	28.16
2021	20	478,000	4.0%	21.85	73	234,000	10.2%	32.55	93	712,000	5.0%	25.37
2022	22	837,000	7.1%	14.64	63	166,000	7.2%	35.21	85	1,003,000	7.1%	18.04
2023	35	1,395,000	11.8%	17.81	54	164,000	7.1%	35.78	89	1,559,000	11.0%	19.70
2024	34	1,268,000	10.7%	18.07	66	227,000	9.8%	34.16	100	1,495,000	10.6%	20.51
2025	24	991,000	8.3%	15.33	43	160,000	6.9%	34.69	67	1,151,000	8.1%	18.02
2026	10	493,000	4.1%	11.53	56	186,000	8.1%	35.49	66	679,000	4.8%	18.09
2027	12	532,000	4.5%	16.32	37	164,000	7.1%	34.40	49	696,000	4.9%	20.58
2028	10	359,000	3.0%	23.65	28	110,000	4.8%	41.49	38	469,000	3.3%	27.84
2029	28	1,386,000	11.7%	18.97	34	129,000	5.6%	43.25	62	1,515,000	10.7%	21.04
2030	14	980,000	8.3%	13.27	23	83,000	3.6%	39.59	37	1,063,000	7.5%	15.32
Thereafter	31	2,245,000	18.9%	15.07	15	71,000	3.1%	34.45	46	2,316,000	16.3%	15.66
Subtotal/Average	250	11,180,000	94.2%	$16.64	579	1,907,000	82.7%	$37.14	829	13,087,000	92.3%	$19.63
Vacant	18	692,000	5.8%	N/A	143	399,000	17.3%	N/A	161	1,091,000	7.7%	N/A
Total/Average	268	11,872,000	100%	N/A	722	2,306,000	100%	N/A	990	14,178,000	100%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' in-place, contractual, cash-basis rent including ground rent and excludes tenant reimbursements, concessions and storage rent.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 943,000 square-foot warehouse property (excluded from the table above) is $5.73 per square foot as of March 31, 2020. The table also excludes 133,000 square feet of self-storage.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL RENEWALS AND OPTIONS
As of March 31, 2020

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	2	29,000	0.2%	$7.94	28	68,000	2.9%	$45.62	30	97,000	0.7%	$34.36
2020	5	142,000	1.2%	17.01	55	134,000	5.8%	39.17	60	276,000	2.0%	27.77
2021	8	160,000	1.3%	20.49	56	157,000	6.8%	34.33	64	317,000	2.2%	27.35
2022	3	87,000	0.7%	10.91	39	101,000	4.4%	41.13	42	188,000	1.3%	27.15
2023	8	221,000	1.9%	21.30	31	76,000	3.3%	41.24	39	297,000	2.1%	26.40
2024	4	72,000	0.6%	17.35	42	121,000	5.3%	37.87	46	193,000	1.4%	30.22
2025	9	284,000	2.4%	17.91	28	90,000	3.9%	37.12	37	374,000	2.6%	22.53
2026	5	136,000	1.1%	13.22	40	115,000	5.0%	40.99	45	251,000	1.8%	25.94
2027	5	114,000	1.0%	18.64	29	73,000	3.2%	29.70	34	187,000	1.3%	22.96
2028	7	363,000	3.1%	15.73	26	81,000	3.5%	38.98	33	444,000	3.1%	19.97
2029	15	463,000	3.9%	21.66	25	85,000	3.7%	46.78	40	548,000	3.9%	25.56
2030	12	315,000	2.7%	22.90	19	68,000	2.9%	40.83	31	383,000	2.7%	26.08
Thereafter	167	8,794,000	74.1%	23.53	161	738,000	32.0%	43.59	328	9,532,000	67.2%	25.08
Subtotal/Average	250	11,180,000	94.2%	$22.51	579	1,907,000	82.7%	$40.86	829	13,087,000	92.3%	$25.19
Vacant	18	692,000	5.8%	N/A	143	399,000	17.3%	N/A	161	1,091,000	7.7%	N/A
Total/Average	268	11,872,000	100%	N/A	722	2,306,000	100%	N/A	990	14,178,000	100%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' in-place, contractual, cash-basis rent including ground rent and excludes tenant reimbursements, concessions and storage rent and is adjusted assuming all option rents specified in the underlying leases are exercised. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 943,000 square-foot warehouse property (excluded from the table above) assuming exercise of all options at future tenant rent is $6.87 per square foot as of March 31, 2020. The table also excludes 133,000 square feet of self-storage.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of March 31, 2020
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants

SHOPPING CENTERS AND MALLS:
California:
Vallejo (leased through 2043)(3)	45,000	100.0%	12.00	—	Best Buy
Walnut Creek (Olympic)	31,000	100.0%	70.00	—	Anthropologie
Walnut Creek (Mt. Diablo)(4)	7,000	—%	—	—
Connecticut:
Newington	189,000	100.0%	9.97	—	Walmart, Staples
Maryland:
Towson (Goucher Commons)	155,000	98.6%	24.48	—	Staples, HomeGoods, Tuesday Morning, Five Below, Ulta, Kirkland's, Sprouts, DSW
Rockville	94,000	98.0%	27.21	—	Regal Entertainment Group
Wheaton (leased through 2060)(3)	66,000	100.0%	16.70	—	Best Buy
Massachusetts:
Cambridge (leased through 2033)(3)	48,000	100.0%	24.57	—	PetSmart, A.C. Moore
Revere (Wonderland Marketplace)(6)	140,000	100.0%	13.16	—	Big Lots, Planet Fitness, Marshalls, Get Air
Missouri:
Manchester	131,000	100.0%	11.22	$12,500	Academy Sports, Bob's Discount Furniture, Pan-Asia Market
New Hampshire:
Salem (leased through 2102)(3)	39,000	100.0%	10.51	—	Fun City (lease not commenced)
New Jersey:
Bergen Town Center - East, Paramus	253,000	97.5%	21.78	—	Lowe's, REI, Kirkland's, Best Buy
Bergen Town Center - West, Paramus	1,059,000	97.7%	33.47	$300,000	Target, Century 21, Whole Foods Market, Burlington, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy, Neiman Marcus Last Call Studio
Brick (Brick Commons)	278,000	94.7%	19.32	$50,000	Kohl's, ShopRite, Marshalls, Kirkland's
Carlstadt (leased through 2050)(3)	78,000	100.0%	24.39	—	Stop & Shop
Cherry Hill (Plaza at Cherry Hill)	422,000	73.0%	14.43	$28,930	LA Fitness, Aldi, Raymour & Flanigan, Restoration Hardware, Total Wine, Guitar Center, Sam Ash Music
East Brunswick (Brunswick Commons)	427,000	100.0%	14.52	$63,000	Lowe's, Kohl's, Dick's Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
East Hanover (200 - 240 Route 10 West)	343,000	96.1%	22.12	$63,000	The Home Depot, Dick's Sporting Goods, Saks Off Fifth, Marshalls, Paper Store
East Hanover (280 Route 10 West)	28,000	100.0%	34.71	—	REI
East Rutherford	197,000	98.3%	12.72	$23,000	Lowe's
Garfield (Garfield Commons)	289,000	100.0%	15.22	$40,300	Walmart, Burlington, Marshalls, PetSmart, Ulta
Hackensack	275,000	99.4%	23.68	$66,400	The Home Depot, Staples, Petco, 99 Ranch
Hazlet	95,000	100.0%	3.70	—	Stop & Shop(5)
Jersey City (Hudson Mall)	382,000	80.8%	17.82	$23,445	Marshalls, Big Lots, Retro Fitness, Staples, Old Navy
Jersey City (Hudson Commons)	236,000	100.0%	13.53	$28,862	Lowe's, P.C. Richard & Son
Kearny (Kearny Commons)	114,000	100.0%	21.85	—	LA Fitness, Marshalls, Ulta
Lodi (Route 17 North)	171,000	—%	—	—
Lodi (Washington Street)	85,000	87.6%	22.06	—	Blink Fitness, Aldi
Manalapan	208,000	100.0%	19.32	—	Best Buy, Bed Bath & Beyond, Raymour & Flanigan, PetSmart, Avalon Flooring (lease not commenced)
Marlton (Marlton Commons)	218,000	100.0%	15.97	$37,400	Kohl's, ShopRite, PetSmart

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of March 31, 2020
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Middletown (Town Brook Commons)	231,000	96.9%	13.93	$31,400	Kohl's, Stop & Shop
Millburn	104,000	98.8%	26.87	$23,694	Trader Joe's, CVS, PetSmart
Montclair	21,000	100.0%	32.00	—	Whole Foods Market
Morris Plains (Briarcliff Commons) (6)	182,000	70.8%	25.59	—	Kohl's
North Bergen (Kennedy Commons)	62,000	100.0%	14.36	—	Food Bazaar
North Bergen (Tonnelle Commons)	410,000	99.5%	21.83	$100,000	Walmart, BJ's Wholesale Club, PetSmart, Staples
North Plainfield (West End Commons)	241,000	99.1%	11.34	$25,100	Costco, The Tile Shop, La-Z-Boy, Petco, Da Vita Dialysis
Paramus (leased through 2033)(3)	63,000	100.0%	47.18	—	24 Hour Fitness
Rockaway (Rockaway River Commons)	189,000	91.5%	14.26	$27,800	ShopRite, T.J. Maxx
South Plainfield (Stelton Commons) (leased through 2039)(3)	56,000	96.3%	21.36	—	Staples, Party City
Totowa	271,000	100.0%	17.52	$50,800	The Home Depot, Bed Bath & Beyond, buybuy Baby, Marshalls, Staples
Turnersville	98,000	100.0%	10.06	—	At Home, Verizon Wireless
Union (2445 Springfield Ave)	232,000	100.0%	17.85	$45,600	The Home Depot
Union (West Branch Commons)	278,000	96.2%	16.63	—	Lowe's, Burlington, Office Depot
Watchung (Greenbrook Commons)	170,000	94.9%	18.15	$26,871	BJ's Wholesale Club
Westfield (One Lincoln Plaza)	22,000	89.9%	33.00	$4,730	Five Guys, PNC Bank
Woodbridge (Woodbridge Commons)	225,000	94.7%	13.04	$22,100	Walmart, Charisma Furniture
Woodbridge (Plaza at Woodbridge)	337,000	89.5%	18.01	$55,340	Best Buy, Raymour & Flanigan, Lincoln Tech, Retro Fitness, Bed Bath & Beyond and buybuy Baby (lease not commenced)
New York:
Bronx (Gun Hill Commons)	81,000	90.9%	36.48	$24,418	Planet Fitness, Aldi
Bronx (Bruckner Commons)	375,000	82.1%	27.08	—	Kmart, ShopRite, Burlington
Bronx (Shops at Bruckner)	114,000	72.1%	38.80	$10,823	Marshalls, Old Navy
Brooklyn (Kingswood Center)(6)	130,000	99.1%	35.06	$72,356	T.J. Maxx, New York Sports Clubs, Visiting Nurse Service of NY
Brooklyn (Kingswood Crossing)(6)	110,000	59.1%	43.47	—	Target, Marshalls
Buffalo (Amherst Commons)	311,000	98.1%	10.94	—	BJ's Wholesale Club, T.J. Maxx, Burlington, HomeGoods, LA Fitness
Commack (leased through 2021)(3)	47,000	100.0%	20.69	—	PetSmart, Ace Hardware
Dewitt (Marshall Plaza) (leased through 2041)(3)	46,000	100.0%	22.38	—	Best Buy
Freeport (Meadowbrook Commons) (leased through 2040)(3)	44,000	100.0%	22.31	—	Bob's Discount Furniture
Freeport (Freeport Commons)	173,000	100.0%	22.23	$43,100	The Home Depot, Staples
Huntington (Huntington Commons)	204,000	76.4%	20.35	—	Marshalls, Old Navy, Petco, ShopRite (lease not commenced)
Inwood (Burnside Commons)	100,000	96.5%	19.42	—	Stop & Shop
Mt. Kisco (Mt. Kisco Commons)	189,000	96.9%	16.94	$13,359	Target, Stop & Shop
New Hyde Park (leased through 2029)(3)	101,000	100.0%	21.93	—	Stop & Shop
Queens (Cross Bay Commons)	46,000	77.7%	41.71	—
Rochester (Henrietta) (leased through 2056)(3)	165,000	100.0%	4.63	—	Kohl's
Staten Island (Forest Commons)	165,000	96.3%	23.42	—	Western Beef, Planet Fitness, Mavis Discount Tire, NYC Public School

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of March 31, 2020
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Yonkers Gateway Center	448,000	97.3%	17.30	$29,717	Burlington, Marshalls, Homesense, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema
Pennsylvania:
Bensalem (Marten Commons)	185,000	96.6%	13.88	—	Kohl's, Ross Dress for Less, Staples, Petco
Broomall	169,000	100.0%	10.31	—	Giant Food, Planet Fitness, A.C. Moore, PetSmart
Glenolden (MacDade Commons)	102,000	100.0%	12.81	—	Walmart
Lancaster (Lincoln Plaza)	228,000	100.0%	4.94	—	Lowe's, Community Aid, Mattress Firm
Springfield (leased through 2025)(3)	41,000	100.0%	22.99	—	PetSmart
Wilkes-Barre (461-499 Mundy Street)(6)	179,000	78.4%	13.57	—	Bob's Discount Furniture, Ross Dress for Less, Marshalls, Petco, Tuesday Morning
Wyomissing (leased through 2065)(3)	76,000	100.0%	14.70	—	LA Fitness, PetSmart
South Carolina:
Charleston (leased through 2063)(3)	45,000	100.0%	15.10	—	Best Buy
Virginia:
Norfolk (leased through 2069)(3)	114,000	100.0%	7.79	—	BJ's Wholesale Club
Puerto Rico:
Las Catalinas	356,000	53.6%	45.40	$128,822	Forever 21, Old Navy
Montehiedra	539,000	94.1%	18.45	$112,876	Kmart, The Home Depot, Marshalls, Caribbean Cinemas, Tiendas Capri, Old Navy
Total Shopping Centers and Malls	14,178,000	92.3%	$19.66	$1,585,743
WAREHOUSES:
East Hanover Warehouses	943,000	100.0%	5.73	$40,700	J & J Tri-State Delivery, Foremost Groups, PCS Wireless, Fidelity Paper & Supply, Meyer Distributing, Consolidated Simon Distributors, Givaudan Flavors, Reliable Tire, LineMart
Total Urban Edge Properties	15,121,000	92.8%	$18.72	$1,626,443
(1) Percent leased is expressed as the percentage of gross leasable area subject to a lease. The Company excludes 133,000 sf of self-storage from the report above.
(2) Weighted average annual base rent per square foot is the current base rent on an annualized basis. It includes executed leases for which rent has not commenced and excludes tenant expense reimbursements, free rent periods, concessions and storage rent. Excluding ground leases where the Company is the lessor, the weighted average annual rent per square foot for our retail portfolio is $21.81 per square foot.
(3) The Company is a lessee under a ground or building lease. Ground and building lease terms include exercised options and options that may be exercised in future periods. For building leases, the total square feet disclosed for the building will revert to the lessor upon lease expiration. At Salem, the ground lease is for a portion of the parking area only.
(4) Our ownership of Walnut Creek (Mt. Diablo) is 95%.
(5) The tenant never commenced operations at this location but continues to pay rent.
(6) Not included in the same-property pool for the purposes of calculating same-property cash NOI.
(7) Mortgage debt balances exclude unamortized debt issuance costs.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the quarter ended March 31, 2020
(dollars in thousands)

2020 Property Acquisitions:

Date Acquired	Property Name	City	State	GLA	Price(1)
2/12/2020	Kingswood Center	Brooklyn	NY	130,000	$88,800
2/12/2020	Kingswood Crossing	Brooklyn	NY	110,000	76,000

2020 Property Dispositions:

Date Disposed	Property Name	City	State	GLA	Price
1/24/2020	Signal Hill	Signal Hill	CA	45,000	$16,600
1/31/2020	Easton Commons	Bethlehem	PA	153,000	12,534
3/12/2020	Lawnside Commons	Lawnside	NJ	151,000	31,550
(1) Excludes $2.5 million of transaction costs related to property acquisitions.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of March 31, 2020
(in thousands, except square footage data)

ACTIVE PROJECTS	Estimated Gross Cost(1)		Incurred as of 3/31/20	Target Stabilization(2)	Description and status
Kearny Commons(3)	$11,600		$9,800	1Q21	Expanding by 22,000 sf to accommodate a 10,000 sf Ulta (open) and other tenants as well as adding a freestanding Starbucks (open)
Tonnelle Commons(3)	10,800		10,500	4Q21	102,000± sf, adding CubeSmart self-storage facility on excess land (open)
The Plaza at Woodbridge(3)	8,900		500	2Q21	Backfill former Toys "R" Us space with Bed Bath and Beyond and buybuy Baby
Huntington Commons(3)	5,900		4,500	1Q21	Converting 11,000± sf basement space into street-front retail
Garfield Commons - Phase II(3)	4,900		3,700	1Q21	18,000± sf of shops (Five Below open; balance of space under construction)
The Plaza at Woodbridge(3)	4,100		4,100	2Q22	Repurposing 82,000 sf of unused basement space into self-storage (open)
Mt. Kisco Commons(3)	3,000		2,800	1Q21	Converting former sit-down restaurant into a Chipotle (open) and another quick service restaurant (under construction)
Wilkes-Barre(4)	2,200		700	2Q21	New Panera Bread pad
Salem(3)	1,400		200	1Q21	Retenanting former Babies "R" Us with Fun City

Total	$52,800	(5)(6)	$36,800

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected cash NOI from the project has commenced. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table on page 27. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control. Construction activity is currently prohibited or significantly curtailed as a result of COVID-19. The estimated stabilization dates shown reflect our best estimate assuming activity is allowed to resume in the second half of 2020.
(3) Results from these properties are included in our same-property metrics.
(4) Results from this property are included in non-same property Cash NOI and excluded in our same-property metrics and same-property including redevelopment metrics.
(5) The estimated, unleveraged yield for total Active projects is 8% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Active projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total cash NOI directly attributable to the project and the estimated project costs.
(6) In March 2020, LA Fitness notified the Company of its intention to terminate its recently executed 39,000 sf lease at the Shops at Bruckner. The Company is in active dialogue with them to further assess their plans at this location. Due to the termination notice, the Company removed this lease from the schedule of active projects which reduced gross costs by $22.6 million, the amount previously attributed to this redevelopment. The Company also reduced its leased occupancy for the quarter ended March 31, 2020 to account for this termination.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of March 31, 2020
(in thousands, except square footage data)

COMPLETED PROJECTS	Estimated Gross Cost(1)		Incurred as of 3/31/20	Stabilization(2)	Description and status
Bergen Town Center-Phase I(3)	$60,300		$60,400	3Q19
Added Burlington (open) to the main mall and 15,000± sf adjacent to REI (Kirkland’s open in 10,000 sf); expanded Kay (open): replaced bank with Cava Grill (open) and Sticky's Finger Joint (open); replaced east deck and upgraded west deck (complete)

Briarcliff Commons	7,900		7,200	3Q19	Renovated façade; tenant repositioned; added Chick-fil-A (open)
West Branch Commons(3)	5,300		5,300	3Q19	Retenanted former Toys "R" Us with Burlington (open)
Amherst Commons(3)	4,900		4,900	3Q19	Retenanted former Toys "R" Us with Burlington (open)
Gun Hill Commons(3)	1,700		1,700	4Q19	Expanded Aldi (open)
Bergen Town Center-Phase IIC(3)	1,600		1,100	3Q19	Lands' End (open) and Chopt (open) replaced dressbarn
Woodbridge Commons(3)	1,300		1,300	2Q19	Charisma Furniture (open) replaced Syms
Rockaway River Commons - Phase III(3)	800		800	2Q19	Expanded ShopRite by 6,000± sf at its expense
Total	$83,800	(4)	$82,700

FUTURE REDEVELOPMENT(5)	Location	Opportunity
Lodi	Lodi, NJ	Redevelop entire center for retail and/or warehouse; develop outparcel building
Bergen Town Center	Paramus, NJ	Develop a mix of uses including residential, hotel, and/or office; common area improvements and enhancements to improve merchandising
The Plaza at Cherry Hill	Cherry Hill, NJ	Renovating center
The Outlets at Montehiedra	San Juan, PR	Developing 20,000± sf retail on excess land; marketing
Marlton Commons	Marlton, NJ	Develop new small shop space and renovate façade
Briarcliff Commons	Morris Plains, NJ	Retenant former ShopRite box, add pad site, common area improvements
Hudson Mall	Jersey City, NJ	Develop a mix of uses surrounding Hudson Mall as well as redeveloping parts of the mall to create a retail destination and retenant former Toys "R" Us box
Wilkes-Barre	Wilkes-Barre, PA	Retenant former Babies "R" Us box
Shops at Bruckner(6)	Bronx, NY	Retenant end-cap anchor space, reposition small shops, facade renovations and common area improvements
Brick Commons	Bricktown, NJ	Develop new pad
Huntington Commons	Huntington, NY	Retenant former Kmart box with ShopRite (executed)
Brunswick Commons	East Brunswick, NJ	Develop new pad
Las Catalinas Mall	Caguas, PR	Retenant former Kmart box
(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Stabilization reflects the first quarter in which at least 80% of the expected cash NOI from the project has commenced. A project achieving Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated unleveraged yield for Completed projects is 7% based on the total estimated project costs of and the incremental unleveraged NOI expected from the projects. The incremental unleveraged NOI for Completed projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total cash NOI directly attributable to the project and the estimated project costs.
(5) The Company has identified future redevelopment opportunities which are, or will soon be, in preliminary planning phases and as such, may not ultimately become active projects. Proceeding with these investments is subject to many factors outside of the Company's control, and it is possible that municipal or other approvals may delay or suspend our ability to proceed with such plans. The execution of these projects is discretionary and we are under no current obligation to fund these projects.
(6) In March 2020, LA Fitness notified the Company of its intention to terminate its recently executed 39,000 sf lease, and the Company is in active dialogue with them to further assess their plans at this location.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of March 31, 2020 and December 31, 2019
(in thousands)

	March 31, 2020	December 31, 2019
Secured fixed rate debt	$1,457,292	$1,386,748
Secured variable rate debt	169,151	169,500
Unsecured variable rate debt	250,000	—
Total debt	$1,876,443	$1,556,248

% Secured fixed rate debt	77.7%	89.1%
% Secured variable rate debt	9.0%	10.9%
% Unsecured variable rate debt	13.3%	—%
Total	100%	100%

Secured mortgage debt	$1,626,443	$1,556,248
Unsecured debt(1)	250,000	—
Total debt	$1,876,443	$1,556,248

% Secured mortgage debt	87%	100%
% Unsecured mortgage debt	13%	N/A
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	5.3 years	5.7 years
Weighted average remaining maturity on unsecured debt	3.8 years	N/A

Total market capitalization (see page 16)	$2,959,438

% Secured mortgage debt	55%
% Unsecured debt	8%
Total debt: Total market capitalization	63%

Weighted average interest rate(2)
Secured mortgage debt	4.07%	4.04%
Unsecured debt (revolving credit facilities)	2.00%	—%
Total debt	3.80%	4.04%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.

(1) In March 2020, the Company borrowed $250 million under its revolving credit agreement and $350 million remains available for withdrawal. The agreement has a maturity date of January 29, 2024 with two six-month extension options. Borrowings under the agreement bear interest at LIBOR plus an applicable margin of 1.05% to 1.50% and an annual facility fee of 15 to 30 basis points based on our current leverage ratio.
(2) Weighted average interest rate is calculated based on balances outstanding at the respective dates.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of March 31, 2020 (unaudited) and December 31, 2019
(dollars in thousands)

Debt Instrument	Maturity Date	Rate	March 31, 2020	December 31, 2019	Percent of Mortgage Debt at March 31, 2020
Montehiedra (senior loan)	7/6/21	5.33%	$82,876	$83,202	5.1%
Montehiedra (junior loan)	7/6/21	3.00%	30,000	30,000	1.8%
Cherry Hill (Plaza at Cherry Hill)(4)	5/24/22	3.18%	28,930	28,930	1.8%
Westfield (One Lincoln Plaza)(4)	5/24/22	3.18%	4,730	4,730	0.3%
Woodbridge (Plaza at Woodbridge)(4)	5/25/22	3.18%	55,340	55,340	3.4%
Bergen Town Center - West, Paramus	4/8/23	3.56%	300,000	300,000	18.5%
Bronx (Shops at Bruckner)	5/1/23	3.90%	10,823	10,978	0.7%
Jersey City (Hudson Mall)(3)	12/1/23	5.07%	23,445	23,625	1.4%
Yonkers Gateway Center(5)	4/6/24	4.16%	29,717	30,122	1.8%
Las Catalinas(7)	8/6/24	4.43%	128,822	129,335	7.9%
Jersey City (Hudson Commons)(1)	11/15/24	3.48%	28,862	29,000	1.8%
Watchung(1)	11/15/24	3.48%	26,871	27,000	1.7%
Bronx (1750-1780 Gun Hill Road)(1)	12/1/24	3.48%	24,418	24,500	1.5%
Brick	12/10/24	3.87%	50,000	50,000	3.1%
North Plainfield	12/10/25	3.99%	25,100	25,100	1.5%
Middletown	12/1/26	3.78%	31,400	31,400	1.9%
Rockaway	12/1/26	3.78%	27,800	27,800	1.7%
East Hanover (200 - 240 Route 10 West)	12/10/26	4.03%	63,000	63,000	3.9%
North Bergen (Tonnelle Ave)	4/1/27	4.18%	100,000	100,000	6.1%
Manchester	6/1/27	4.32%	12,500	12,500	0.8%
Millburn	6/1/27	3.97%	23,694	23,798	1.5%
Totowa	12/1/27	4.33%	50,800	50,800	3.1%
Woodbridge (Woodbridge Commons)	12/1/27	4.36%	22,100	22,100	1.4%
East Brunswick	12/6/27	4.38%	63,000	63,000	3.9%
East Rutherford	1/6/28	4.49%	23,000	23,000	1.4%
Brooklyn (Kingswood Center)(6)	2/6/28	5.07%	72,356	—	4.4%
Hackensack	3/1/28	4.36%	66,400	66,400	4.1%
Marlton	12/1/28	3.86%	37,400	37,400	2.3%
East Hanover Warehouses	12/1/28	4.09%	40,700	40,700	2.5%
Union (2445 Springfield Ave)	12/10/28	4.01%	45,600	45,600	2.8%
Freeport (Freeport Commons)	12/10/29	4.07%	43,100	43,100	2.6%
Garfield	12/1/30	4.14%	40,300	40,300	2.5%
Mt Kisco(2)	11/15/34	6.40%	13,359	13,488	0.8%
Total mortgage debt		4.07%	$1,626,443	$1,556,248	100%
Unamortized debt issuance costs			(9,590)	(10,053)
Total mortgage debt, net			$1,616,853	$1,546,195

(1)	Bears interest at one month LIBOR plus 190 bps.

(2)
The mortgage payable balance on the loan secured by Mt Kisco includes $0.9 million of unamortized debt discount as of both March 31, 2020 and December 31, 2019. The effective interest rate including amortization of the debt discount is 7.30% as of March 31, 2020.

(3)
The mortgage payable balance on the loan secured by Hudson Mall includes $0.9 million and $1.0 million of unamortized debt premium as of March 31, 2020 and December 31, 2019, respectively. The effective interest rate including amortization of the debt premium is 3.85% as of March 31, 2020.

(4)	Bears interest at one month LIBOR plus 160 bps.

(5)
The mortgage payable balance on the loan secured by Yonkers Gateway Center includes $0.5 million and $0.6 million of unamortized debt premium as of both March 31, 2020 and December 31, 2019, respectively. The effective interest rate including amortization of the debt premium is 3.70% as of March 31, 2020.

(6)
The mortgage payable balance on the loan secured by Kingswood Center includes $6.9 million of unamortized debt premium as of March 31, 2020. The effective interest rate including amortization of the debt premium is 3.44% as of March 31, 2020.

(7)
In April 2020, we notified the servicer of the non-recourse mortgage loan on Las Catalinas Mall in Puerto Rico that cash flow would be insufficient to make the April debt service payment and that we were unwilling to fund the shortfalls. The loan is in default, is subject to incremental default interest while the outstanding balance remains unpaid, and the lender has the ability to accelerate the full loan balance. We currently remain in active negotiations with the special servicer and no determination has been made as to the timing or ultimate resolution of this matter.

URBAN EDGE PROPERTIES
DEBT MATURITY SCHEDULE
As of March 31, 2020 (unaudited)
(dollars in thousands)

	Secured Debt			Unsecured Debt
Year	Amortization	Balloon Payments	Premium/(Discount) Amortization	Revolving Credit Facilities	Total	Weighted Average Interest rate at maturity	Percent of Debt Maturing
2020(1)	$5,431	$—	$905	$—	$6,336	4.4%	0.3%
2021	9,095	112,876	1,206	—	123,177	4.7%	6.6%
2022	12,339	87,041	1,206	—	100,586	3.3%	5.4%
2023	14,627	329,432	1,182	—	345,241	3.7%	18.4%
2024	12,976	261,366	849	250,000	525,191	3.1%	28.0%
2025	9,107	23,260	814	—	33,181	4.1%	1.8%
2026	8,888	115,104	814	—	124,806	4.0%	6.6%
2027	5,877	259,525	814	—	266,216	4.3%	14.2%
2028	5,147	264,822	14	—	269,983	4.4%	14.4%
Thereafter	9,948	72,133	(355)	—	81,726	4.3%	4.3%
Total	$93,435	$1,525,559	$7,449	$250,000	$1,876,443	3.8%	100%
	Unamortized debt issuance costs				(9,590)
	Total outstanding debt, net				$1,866,853
(1) Remainder of 2020.

URBAN EDGE PROPERTIES
COVID-19 BUSINESS UPDATE

Business Update
As the COVID-19 pandemic continues to evolve, we are carefully monitoring the situation and have taken precautions to protect the safety, health and well-being of our employees, tenants and stakeholders. Urban Edge’s management team is in discussions with all of its tenants to assess their current business plans and ability to comply with their lease agreements due to the operational disruptions caused by the COVID-19 pandemic. The purpose of this COVID-19 Business Update is to provide additional relevant operational and financial information in light of the evolving environment.
Community Outreach
In response to the COVID-19 pandemic, Urban Edge mobilized a task force that has been working closely with local municipal leaders to address immediate needs of those living in the neighborhoods served by our properties. Our focus has been to utilize our assets and skillsets in partnership with other organizations to support those in need. These efforts have included:

•
Launching the RAP4Bronx initiative out of Bruckner Commons in partnership with Bronx Community Board 9, Bronx Private Industry Council, The Skyline Charitable Foundation and York Studios to support the hardest hit district within the Bronx with essential items and meal distribution;

•	Delivering hot meals to hospitals, police and EMS teams in Bergen County, Yonkers, the Bronx and Jersey City, and purchasing these meals from our tenants to support their businesses;

•	Donating critical personal protective equipment to local organizations, such as the Hogar Cuna San Cristobal Orphanage in Puerto Rico, the Paramus Food Pantry and the Montefiore Medical Center;

•	Donating and delivering personal care, cleaning, and food supplies to organizations such as the Office of Aging in Yonkers, Paramus Food Pantry in Bergen County, and AngelaCares in Jersey City; and

•
Raising funds from employees and the community in support of a number of hospitals, local food organizations and other entities, such as the Hackensack Hospital COVID-19 Relief Fund, the RAP4Bronx efforts, and the Hogar Cuna San Cristobal Orphanage.

Urban Edge has been focused on supporting our local communities and is taking action to safeguard the health of our tenants, shoppers and employees.

Status of April Rent Collections and Relief Requests as of April 27, 2020

•	Collected approximately 56% of April base rents and monthly tenant expense reimbursements.

•	April collections and the status of tenants open for business by property type were as follows:

	% Collected	% of GLA Open	% Open by ABR
Strips	63%	56%	53%
Malls*	37%	31%	22%
Malls - Puerto Rico	21%	21%	11%
Warehouses	74%	98%	98%
Total portfolio	56%	55%	46%
* includes Bergen Town Center and Hudson Mall

•
Approximately 42% of portfolio ABR as of March 31, 2020 pertains to tenants that provide essential goods or services. We have collected approximately 88% of April base rents and monthly tenant expense reimbursements from these tenants, compared to 36% from other businesses and 26% from restaurants.

•	Rent relief requests have been received from 489 tenants, comprising approximately 39% of overall portfolio ABR.
We are working closely with our tenants through individual outreach to understand their financial position and provide our small, local and regional operators information on assistance programs. We have a dedicated COVID-19 page on our website that provides resources to our tenant community.

URBAN EDGE PROPERTIES
COVID-19 BUSINESS UPDATE

Liquidity Position and Redevelopment Update
Our balance sheet is strong and uniquely positioned with $643 million of cash at March 31, 2020, 46 unencumbered properties and no corporate debt. There are no cross-default provisions and no corporate encumbrances providing us with significant flexibility. Relevant updates regarding our liquidity considering the COVID-19 impact on our business include the following:

•	Borrowed $250 million under our existing $600 million revolving credit agreement in March 2020.

•
We have $52.8 million of active redevelopment projects under way. Approximately $16 million of that amount remains to be funded, which we expect to occur over the next six to eighteen months depending on any restrictions on construction activity.

•
The Company’s previously communicated plan to spend approximately $100 to $125 million annually over the next three years on redevelopment initiatives is being reevaluated. The Company is under no obligation to execute and fund any of the projects currently identified in its redevelopment pipeline.

•	Updated the estimated stabilization dates of our active development projects based on construction delays expected due to COVID-19 restrictions.

URBAN EDGE PROPERTIES
COVID-19 BUSINESS UPDATE
As of March 31, 2020

Portfolio Composition
As of March 31, 2020, our portfolio composition is well diversified and includes approximately 42% of portfolio ABR pertaining to tenants that provide essential goods or services. Essential businesses are tenants that supply or provide consumers with any basic necessity goods or services, such as food, medical, health care and critical financial services. While some restaurants are deemed to be essential businesses, we have excluded them from the category. The purpose of this section is to provide insight into the Company's portfolio composition by both tenant category and tenant type in light of the evolving environment.

Portfolio Composition by Tenant Category(1)

(1) Percentage of total portfolio ABR as of March 31, 2020.
(2) 5% of portfolio ABR is attributable to restaurants which have remained open through April 27, 2020.

URBAN EDGE PROPERTIES
COVID-19 BUSINESS UPDATE
As of March 31, 2020

Small Shop Composition by Tenant Category(1)

Consumer Electronics and Cellular 7%
Banks 7%
Other Essential Businesses(2) 5%
Medical Office 6%
Dollar Stores and Discounters 3%
Grocery, Pet Store, Home Improvement 3%
Health, Beauty, Salons, Furnishings and Other 16%
National: 9%
Regional: 4%
Local Franchise: 7%
Mom and Pop: 4%
Puerto Rico: 5%
Restaurants 29%
Apparel 24%
Essential Businesses = 24%
Other Businesses = 47%
Restaurants = 29%

Small Shop Composition by Tenant Type(1)

(1)	Percentage of total small shop ABR as of March 31, 2020. Small shops represent 27% of portfolio ABR as of March 31, 2020.
(2)	Category includes Auto, Pharmacy, Pet Stores, and other necessity retailers.